EXHIBIT 1.1
PETROLEUM DEVELOPMENT CORPORATION
U.S.$100,000,000 3.25% Convertible Senior Notes Due 2016
PURCHASE AGREEMENT
Dated: November 18, 2010

PETROLEUM DEVELOPMENT CORPORATION
U.S.$100,000,000 3.25% Convertible Senior Notes Due 2016
PURCHASE AGREEMENT
November 18, 2010
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As Representatives of the Initial Purchasers
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
Petroleum Development Corporation, a Nevada corporation (the “Company”), confirms its agreement with each of the Initial Purchasers named in Exhibit A hereto (each an “Initial Purchaser” and collectively, the “Initial Purchasers,” which term shall also include any Initial Purchaser substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC (“Wells Fargo”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company to the Initial Purchasers of U.S.$100,000,000 principal amount of its 3.25% Convertible Senior Notes due 2016 (the “Initial Securities”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $15,000,000 in aggregate principal amount of its 3.25% Convertible Senior Notes due 2016 (the “Option Securities” and, together with the Initial Securities, the “Securities”) to cover over-allotments, if any.
The Securities will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be received by the holders of the Securities upon conversion of the Securities pursuant to the terms of the Securities. The Conversion Shares, when issued, shall also include those related stock purchase rights (the “Rights”) pursuant to and in accordance with the Rights Agreement dated as of September 11, 2007 (the “Rights Agreement”) between the Company and Transfer Online, Inc., as rights agent. The Securities are to be issued pursuant to an indenture (the “Indenture”) dated as of the Closing Date (as hereinafter defined), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).
The Company understands that the Initial Purchasers propose to make an offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Conversion Shares under the Securities Act of 1933, as amended (the “1933 Act”) in reliance upon an exemption from the registration requirements of the 1933 Act pursuant to Rule 144A (“Rule 144A”) under the 1933 Act.
The Company has prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum dated November 17, 2010 (the “Preliminary Offering Memorandum”) and promptly after the execution of this Agreement, the Company will prepare and deliver to the Initial Purchasers, on the date hereof or the next succeeding day, copies of a final offering memorandum, dated the date hereof (the “Final Offering Memorandum”).
As of 8:00 a.m. (Eastern Time) on November 18, 2010 (the “Applicable Time”), the Company had prepared the following information (collectively, the “General Disclosure Package”): (x) the Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time, (y) the final pricing term sheet, in the form attached hereto as Exhibit C (the “Pricing Supplement”), that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities and (z) the Supplemental Offering Materials (as defined below).
“Supplemental Offering Materials” means, other than the Preliminary Offering Memorandum, the Pricing Supplement, and the Final Offering Memorandum (including any amendments or supplements thereto), any “written communication” (within the meaning of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the 1933 Act (the “1933 Act Regulations”)), prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities, the use of which has been consented to by the Representatives and which is listed on Exhibit I hereto.
All references in the Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Preliminary Offering Memorandum or the Final Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to either the Preliminary Offering Memorandum or the Final Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on or prior to the Applicable Time that is incorporated by reference in the Preliminary Offering Memorandum or on or prior to the Closing Date that is incorporated by reference in the Final Offering Memorandum, as the case may be. As used herein, each of the terms “Preliminary Offering Memorandum”, “General Disclosure Package”, and “Final Offering Memorandum” shall include, in each case, the documents incorporated or deemed to be incorporated by reference therein.

SECTION 1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as follows:
(a) General Disclosure Package, Final Offering Memorandum, Supplemental Offering Materials. The General Disclosure Package, and each electronic road show, when taken together as a whole with the General Disclosure Package, as of the Applicable Time, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date, as of the Closing Date, and, if applicable, as of each Option Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Any Supplemental Offering Materials, as of their issue date and at all subsequent times through the completion of the offering and sale of the Securities, did not, do not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Preliminary Offering Memorandum or the Final Offering Memorandum.
(b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum, at the respective times they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the General Disclosure Package present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, (i) there has not been any change in the capital stock or other equity interest (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the General Disclosure Package and the Final Offering Memorandum), short-term debt or long-term debt of the Company (other than under the Credit Facility (as hereinafter defined)), any of the Subsidiaries (as hereinafter defined) or any drilling partnership of the Company (which are fully set forth in Exhibit J hereto (each, a “Drilling Partnership” and collectively, the “Drilling Partnerships”)), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole; (ii) none of the Company, any of the Subsidiaries, or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of the foregoing clauses (i), (ii) and (iii), as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum.
(e) Organization and Good Standing. Each subsidiary of the Company is listed on Exhibit D hereto (collectively, the “Subsidiaries”); provided that none of the Drilling Partnerships (as listed on Exhibit J hereto) shall, for purposes of this Agreement, constitute a Subsidiary of the Company. The Company and each Subsidiary and Drilling Partnership have been duly organized or formed and are validly existing and in good standing under the laws of their respective jurisdictions of organization or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(f) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Final Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the General Disclosure Package and the Final Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; to the best knowledge of the Company and after due inquiry, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any Drilling Partnership, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity interest in the Drilling Partnerships, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each Subsidiary and, to the best knowledge of the Company after due inquiry, each Drilling Partnership owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for liens, charges, encumbrances, securities interests, restrictions on voting or transfer or other claims disclosed in the General Disclosure Package and the Final Offering Memorandum pursuant to the Second Amended and Restated Credit Agreement dated as of November 5, 2010, among the Company, the guarantor parties thereto, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Facility”).
(g) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code (as hereinafter defined) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market (the “Nasdaq Market”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their results of operations or prospects.

(h) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(i) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(j) No Violation or Default. None of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(k) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or, the best knowledge of the Company after due inquiry, any Drilling Partnership pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of the Subsidiaries or any Drilling Partnership is a party or by which the Company, any of the Subsidiaries or any Drilling Partnership is bound or to which any of the property or assets of the Company, any of the Subsidiaries or any Drilling Partnership is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, any of the Subsidiaries or any Drilling Partnership (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of this Agreement and the issuance and sale of the Securities, except for the listing of the Conversion Shares on the Nasdaq Market and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.
(m) Legal Proceedings. Except as described in the General Disclosure Package and the Final Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject and, to the best knowledge of Company after due inquiry, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Drilling Partnership is or may be a party or to which any property of any Drilling Partnership is or may be the subject, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company after due inquiry, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the General Disclosure Package or the Final Offering Memorandum that are not so described in the General Disclosure Package and the Final Offering Memorandum and (ii) there are no statutes, regulations or contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Company’s most recent Annual Report on Form 10-K or most recent Quarterly Report on Form 10-Q or required to be described in the General Disclosure Package or the Final Offering Memorandum that are not so filed as exhibits to the Company’s most recent Annual Report on Form 10-K or most recent Quarterly Report on Form 10-Q or described in the General Disclosure Package and the Final Offering Memorandum.
(n) Independent Accountants. PricewaterhouseCoopers LLP, which has certified the financial statements of the Company, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.
(o) Title to Real and Personal Property. The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have (i) valid and defensible title to all their respective interests in their natural gas and oil properties leased or owned by them, (ii) good and marketable title to all real property owned by them (other than the oil and gas properties referred to in clause (i) above) and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as encumbered by the Credit Facility as described in the General Disclosure Package and the Final Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships; and all assets held under lease by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made of such properties and proposed to be made of such properties by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships.
(p) Title to Intellectual Property. The Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.
(q) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, any of the Subsidiaries or any Drilling Partnership, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required to be described in the General Disclosure Package and the Final Offering Memorandum and that is not so described in such documents and in the General Disclosure Package.
(r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(s) Taxes. The Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships or any of their respective properties or assets.

(t) Licenses and Permits. The Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the General Disclosure Package and the Final Offering Memorandum, none of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any of the Drilling Partnerships has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(u) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its, the Subsidiaries’ or the Drilling Partnerships’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(v) Compliance with and Liability under Environmental Laws. The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships (i) are in compliance with any and all applicable foreign, federal, state and local laws, including common law, and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or other wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(w) Hazardous Materials. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, at, upon or from any of the property now or previously owned, leased or operated by the Company, its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances for which the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, would be liable, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “solid wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws, including Environmental Laws.
(x) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, the Subsidiaries or the Drilling Partnerships; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or the Subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or the Subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the best knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company, the Subsidiaries or the Drilling Partnerships. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or the Subsidiaries in the current fiscal year of the Company and the Subsidiaries compared to the amount of such contributions made in the Company and the Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and the Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and the Subsidiaries’ most recently completed fiscal year.
(y) Disclosure Controls. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.
(z) Accounting Controls. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(aa) Insurance. The Company, the Subsidiaries, and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, the Subsidiaries, the Drilling Partnerships and their respective businesses with respect to matters covered by such insurance; and none of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(bb) No Unlawful Payments. None of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(cc) Compliance with Money Laundering Laws. The operations of the Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or any Drilling Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd) Compliance with OFAC. None of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any of the Subsidiaries or any Drilling Partnership is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ee) No Restrictions on Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.
(ff) No Broker’s Fees. Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(gg) No Registration Rights. No person has the right to require the Company or any of the Subsidiaries to register any securities for sale under the 1933 Act by reason of the issuance and sale of the Securities.
(hh) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(ii) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the General Disclosure Package and the Final Offering Memorandum will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(jj) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the General Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(kk) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the General Disclosure Package and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.
(ll) Sarbanes-Oxley Act. There is not, nor has there been, any failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm) Significant Subsidiaries. The Company has no “significant subsidiaries” (within the meaning of Rule 1-02(w) of Regulation S-X) except for PDC Mountaineer, a Delaware limited liability company.
(nn) Oil and Gas Reserve Estimates. The information underlying the estimates of the oil and gas reserves of the Company, its Subsidiaries and, to the best of the knowledge of the Company after due inquiry, the Drilling Partnerships as described in the General Disclosure Package and the Final Offering Memorandum is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the Company’s reserves in the ordinary course of business and intervening product price fluctuations described in the General Disclosure Package and the Final Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in such reserves or the present value of future net cash flows therefrom as described in the General Disclosure Package and the Final Offering Memorandum. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.
(oo) Independent Petroleum Engineers. Ryder Scott Company L.P. and Wright & Company, Inc., the petroleum engineers who have consented to being named as having reviewed certain reserve data included in the General Disclosure Package and the Final Offering Memorandum, are independent engineers with respect to the Company and its Subsidiaries. The information underlying the estimates of oil and natural gas reserves of the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, which the Company prepared and supplied to Ryder Scott Company L.P. and Wright & Company, Inc. for the purpose of preparing the reports referred to in the General Disclosure Package and the Final Offering Memorandum was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices
(pp) Stop Transfer Instructions. The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit F hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined below); and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wells Fargo.

(qq) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(rr) The Securities. The Securities have been duly authorized and, on the Closing Date and, if applicable, on any Option Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture, and will be convertible into Conversion Shares in accordance with their terms.
(ss) Authorization of Conversion Shares. The Conversion Shares issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the General Disclosure Package and the Final Offering Memorandum.
(tt) The Rights Agreement. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Rights relating to the Conversion Shares have been duly authorized by the Company and, when issued upon issuance of the Conversion Shares, will be validly issued, and Common Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights relating to the Conversion Shares in accordance with the terms of the Rights Agreement and, when issued, will be validly issued, fully paid and non-assessable.

(uu) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.
(vv) Rule 144A. The Securities will not be as of the same class (within the meaning of Rule 144A under the 1933 Act) as securities which are listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.
(ww) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3 and compliance with the agreements set forth therein (i) no registration under the 1933 Act of the Securities or the Conversion Shares, or (ii) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”) is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the General Disclosure Package and the Final Offering Memorandum.
(xx) Description of Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum.
(yy) Results of Operations and Financial Condition. No consolidated financial data as of any date or for any period subsequent to September 30, 2010 is available. As of the date of this Agreement, to the best knowledge of the Company after due inquiry, the Company is not aware of any (a) changes in capital stock or (b) material decreases in consolidated net current assets or stockholders’ equity of the Company, in each case, as compared with the amounts presented on the September 30, 2010 unaudited condensed consolidated balance sheet incorporated by reference in the General Disclosure Package and the Final Offering Memorandum. For the period from October 1, 2010 to November 15, 2010, to the best of the knowledge of the Company after due inquiry, the Company is not aware of any material decreases, compared to the corresponding period in the prior year, in net sales, EBITDA (as defined in the General Disclosure Package and the Final Offering Memorandum), net income or income from operations of the Company, each on a consolidated basis.
Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.
(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price of 97% of the principal amount thereof (the “Purchase Price”), the respective principal amount of Initial Securities set forth in Exhibit A opposite the name of such Initial Purchaser, plus any additional amount of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.
(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to U.S.$15,000,000 aggregate principal amount of Option Securities at a price equal to the Purchase Price referred to in Section 2(a) above, plus accrued and unpaid interest from the Closing Date to, but excluding, the applicable Option Closing Date (as defined below). The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Initial Purchasers and each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Exhibit A opposite the name of such Initial Purchaser, plus any additional principal amount of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total principal amount of Initial Securities.
(c) Payment. Payment of the Purchase Price for, and delivery of notes representing, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on November 23, 2010 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).
In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of notes representing, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wells Fargo, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The Company shall deliver the Initial Securities and the Option Securities, if any, through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The notes representing the Initial Securities and the Optional Securities, if any, will be made available for examination by the Representatives at the above-mentioned offices of Davis Polk & Wardwell not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.
SECTION 3. Offering of the Securities and the Initial Purchasers’ Representations and Warranties.
(a) Each Initial Purchaser acknowledges that neither the Securities nor the Conversion Shares have been, or will be, registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.
(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:
(i) It is a qualified institutional buyer as defined Rule 144A (a “QIB”).
(ii) It has not offered or sold, and will not offer or sell, any offered Securities constituting part of its allotment within the United States except in accordance with Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act.
(iii) Neither it nor any person acting on its behalf will offer or sell the Securities using any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act (“Regulation D”)) or in any manner involving a public offering within the meaning of Section 4(2) under the 1933 Act.

SECTION 4. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
(a) Delivery of Offering Materials. The Company has furnished or will deliver to the Initial Purchasers and to counsel for the Initial Purchasers, without charge, during the Distribution Period (as defined below), as many copies of the materials contained in the General Disclosure Package and the Final Offering Memorandum, any amendments and supplements thereto, and any documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof, as they may reasonably request.
(b) Preparation of Pricing Supplement. The Company will promptly prepare a Pricing Supplement in the form attached hereto as Exhibit C and approved by the Representatives.
(c) Amendments and Supplements to Offering Materials. The Company will not amend or supplement the General Disclosure Package or the Final Offering Memorandum, other than by filing documents under the 1934 Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (the “Distribution Period”), the Company will not file any document under the 1934 Act that is incorporated by reference in the General Disclosure Package or the Final Offering Memorandum unless, prior to such proposed filing, the Company has furnished to the Representatives a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the 1934 Act that is incorporated by reference in the General Disclosure Package or the Final Offering Memorandum shall have been filed with the Commission.
(d) Amendments or Supplements to Offering Materials. The Company will promptly (i) notify the Initial Purchasers if, during the Distribution Period, any event occurs as a result of which the General Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it should be necessary to amend or supplement the General Disclosure Package or the Final Offering Memorandum to comply with applicable law; (ii) subject to paragraph (c) of this Section 4, prepare, at its own expense, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended General Disclosure Package or Final Offering Memorandum, as the case may be, to the Initial Purchasers and counsel for the Initial Purchasers, pursuant to paragraph (a) of this Section 4, without charge in such quantities as may be reasonably requested.
(e) Other Written Information. Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the General Disclosure Package or the Final Offering Memorandum.

(f) Blue Sky Compliance. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities and the Conversion Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.
(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Initial Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”
(i) Listing of Common Stock. The Company will use its best efforts to effect the listing, subject to notice of issuance, of the shares of Common Stock issuable upon conversion of the Securities on the Nasdaq Market.
(j) Restriction on Sale of Securities. During the period beginning from the date hereof and continuing until the date 90 days after the date hereof (the “Lock-Up Period”), the Company will not, without the prior written consent of Wells Fargo, directly or indirectly:
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock or other securities substantially similar to the Securities,
(2) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock or securities substantially similar to the Securities (other than registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to stock option plans and stock purchase plans described in clause (2) of the next paragraph, or

(3) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock or other securities substantially similar to the Securities, whether any transaction described in (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce the intention to do any of the foregoing. Moreover, if:
(1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or
(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.
Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wells Fargo:
(1) issue Securities to the Initial Purchasers pursuant to this Agreement,
(2) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans as described in the General Disclosure Package and the Final Offering Memorandum,” as those plans are in effect on the date of this Agreement,
(3) issue shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement under stock option plans referred to in clause (2) above, as those stock options and plans are in effect on the date of this Agreement,
(4) issue up to 4,140,000 shares of Common Stock in a concurrent offering registered under the 1933 Act in accordance with the terms of a prospectus supplement filed in connection therewith;
provided, however, that in the case of any issuance described in clause (3) above, it shall be a condition to the issuance that each recipient executes and delivers to Wells Fargo, acting on behalf of the Initial Purchasers, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit F to this Agreement and otherwise reasonably satisfactory in form and substance to Wells Fargo.

(k) Notification of Ratings Change. The Company will notify the Initial Purchasers of (i) any decrease in the rating of the Securities or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined for purposes of Rule 15c3-1 under the 1934 Act) or (ii) any notice given by any of the organizations described in (i) of this paragraph of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company becomes aware of any such decrease or notice.
(l) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the 1933 Act) that is or will be integrated with the sale of the Securities or the Conversion Shares in a manner that would require registration under the 1933 Act of the Securities or the Conversion Shares.
(m) No General Solicitation. None of the Company or any of its affiliates, nor any person acting on its or their behalf (other than any Initial Purchaser acting in its capacity as such) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.
(n) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.
(o) Restriction on Sales. Until the expiration of one year after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).
(p) No Registration Under 1940 Act. The Company and its subsidiaries will conduct its or their operations in a manner that will not subject the Company or any of its subsidiaries to registration as an investment company under the Investment Company Act of 1940, as amended.
(q) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depository Trust Company.

(r) Reservation of Conversion Shares and Conversion Price. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities. Between the date hereof and the last Closing Date, or Option Closing Date as the case may be, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.
SECTION 5. Payment of Expenses.
(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers of the Preliminary Offering Memorandum, the Final Offering Memorandum, any document comprising part of the General Disclosure Package (including financial statements and any schedules or exhibits and any document incorporated by reference) and of each amendment or supplement thereto or of any Supplemental Offering Materials, and any costs associated with electronic delivery of any of the foregoing by the Initial Purchasers to investors, (ii) the word processing, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the Conversion Shares, (iii) the preparation, issuance and delivery of the notes representing the Securities and any certificates for the Common Stock issuable upon the conversion thereof to the Initial Purchasers, including any stock or other transfer taxes and any stamp or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the counsel, accountants, independent petroleum engineers and other advisors to the Company, (v) the qualification of the Securities and the shares of Common Stock issued upon conversion thereof under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any supplements thereto, (viii) any fees and expenses of the transfer agent and registrar for the Conversion Shares, (ix) any fees payable in connection with the rating of Securities, (x) any fees and expenses payable in connection with the listing of the Conversion Shares issuable upon the conversion of the Securities on the Nasdaq Market and with making the Securities and the Conversion Shares eligible for clearance and settlement through the facilities of The Depository Trust Company, (xi) the disbursements of counsel for the Initial Purchasers in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 9(a)(i), (iii) or (vi) or Section 10 hereof, or if for any reason, the Company fails to deliver the Securities to the Initial Purchasers as required by this Agreement, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers; provided that if this Agreement is terminated pursuant to Section 10 hereof, such reimbursement of out-of-pocket expenses shall only be made by the Company to the non-defaulting Initial Purchasers.
SECTION 6. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date hereof, as of the Closing Date, and, if applicable, any Option Closing Date, in each case as if made on and as of such date, to the accuracy of the statements of the Company contained in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinions, dated as of Closing Date, of Andrews Kurth LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, to the effect set forth in Exhibit G hereto, and of Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel to the Company (“Nevada Counsel”), in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such opinion for each of the Initial Purchasers, to the effect set forth in Exhibit H hereto.
(b) Opinion of Counsel for Initial Purchasers. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such opinion for each of the Initial Purchasers, with respect to such matters as the Representatives may require. In giving such opinion, such counsel may rely without investigation, as to all matters arising under or governed by the laws of the State of Nevada, on the opinion of Nevada Counsel referred to in Section 6(b) above, and as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and of public officials.

(c) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman and Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement and (iv) there has been no decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 15c3-1 under the 1934 Act)) nor has any notice been given of any intended or potential decrease in or withdrawal of any such rating.
(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information of the Company contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.
(e) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Date, and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.
(f) Engineers’ Letters. At the time of execution of this Agreement, the Representatives shall have received a letter from each of Ryder Scott Company L.P. and Wright & Company, Inc., dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information with respect to such matters as the Representatives may require.
(g) Approval of Listing of Conversion Shares. At the Closing Date and each Option Closing Date, if any, the Conversion Shares shall have been approved for listing on the Nasdaq Market, subject only to official notice of issuance.
(h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by each of the persons listed in Exhibit E hereto.

(i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 15c3-1 under the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(j) Indenture. The Indenture shall be satisfactory in form and substance to the Representatives and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.
(k) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Initial Purchasers to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 6 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:
(1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 6(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
(2) Opinion of Counsel for Company. The favorable opinion of Company Counsel and of Nevada Counsel named in Section 6(b), each in form and substance satisfactory to counsel for the Initial Purchasers and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 6(b) hereof.
(3) Opinion of Counsel for Initial Purchasers. The favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof.
(4) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(l) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents and certificates as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.
(m) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that 1, 5, 7, 8 and 15 hereof shall survive any such termination and remain in full force and effect.
SECTION 7. Indemnification and Contribution.
(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers, directors, employees, partners, members, agents and affiliates (as defined in Rule 405), and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in Preliminary Offering Memorandum, the General Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or any Supplemental Offering Materials or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that (subject to Section 7(c) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the General Disclosure Package, the Final Offering Memorandum, or any Supplemental Offering Materials (or any amendment or supplement to the foregoing), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information set forth in Section 7(b) hereof.
(b) Indemnification by the Initial Purchasers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, the General Disclosure Package, the Final Offering Memorandum, or any Supplemental Offering Materials (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Final Offering Memorandum: the information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the eight, ninth and tenth paragraphs under the caption “Plan of Distribution.”
(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Initial Purchasers and any indemnified parties referred to in Section 7(a) shall be selected by Wells Fargo; and counsel to the Company, its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Initial Purchasers and the indemnified partiers referred to in Section 7(a) and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e) Contribution. If the indemnification provided for in the preceding paragraphs of this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities as set forth in the Pricing Supplement.

The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7(e), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7(e), each officer, director, employee, partners, member, agent and affiliate (as defined Rule 405) of any Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7(e) are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.
SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

SECTION 9. Termination of Agreement.
(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased, on any Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Initial Purchasers to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Market, (iv) if trading generally on the New York Stock Exchange, the NYSE Amex Equities, or in the Nasdaq Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, (v) if a banking moratorium has been declared by either Federal or New York authorities, or (vi) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 15c3-1 under the 1934 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities, (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company has been placed on negative outlook.
(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 5, 7, 8 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Date or an Option Closing Date to purchase the principal amount of the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the principal amount of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(a) if the principal amount of the Defaulted Securities does not exceed 10% of the principal amount of the Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Initial Purchasers; or
(b) if the principal amount of the Defaulted Securities exceeds 10% of the principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Initial Purchasers to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Initial Purchaser.
No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or the Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.
SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918); notices to the Company shall be directed to it at Petroleum Development Corporation, 1775 Sherman Street, Suite 3000, Denver, Colorado 80203, Attention of Gysle Shellum.
SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a) each of the Initial Purchasers is acting solely as an Initial Purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Initial Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Initial Purchasers have advised or is advising the Company on other matters;
(b) the public offering price of the Securities and the price to be paid by the Initial Purchasers for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;
(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Initial Purchasers is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or its affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e) none of the Initial Purchasers has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; it is aware that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Initial Purchasers has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(f) it waives, to the fullest extent permitted by law, any claims it may have against any of the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty arising out of the transactions contemplated by this Agreement and agrees that none of the Initial Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on its behalf or in right of it or the Company, including stockholders, employees or creditors of the Company.
SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours, PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ Daniel W. Amidon
	Name:	Daniel W. Amidon
	Title:	General Counsel and Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman

Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ John D. McCready

	Name:	John D. McCready
	Title:	Director
For themselves and as Representative of the Initial Purchasers named in Exhibit A hereto.

EXHIBIT A

Principal
Amount of
Initial
Name of Initial Purchaser	Securities

Wells Fargo Securities, LLC	$45,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	25,000,000
BMO Capital Markets Corp.	4,000,000
BBVA Securities Inc.	4,000,000
BNP Paribas Securities Corp.	4,000,000
Credit Agricole Securities (USA) Inc.	4,000,000
RBS Securities Inc.	4,000,000
Scotia Capital (USA) Inc.	4,000,000
Global Hunter Securities, LLC	2,000,000
Johnson Rice & Company L.L.C.	2,000,000
Pritchard Capital Partners, LLC	2,000,000

Total	$100,000,000

EXHIBIT B
[reserved]

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EXHIBIT C
Final Pricing Term Sheet
[Follows]

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EXHIBIT D
SUBSIDIARIES OF THE COMPANY

Jurisdiction of
Name	Organization	Type of Entity
Riley Natural Gas Company	West Virginia	Corporation
Unioil	Nevada	Corporation
PDC Mountaineer, LLC	Delaware	Limited Liability Company

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EXHIBIT E
LIST OF PERSONS SUBJECT TO LOCK-UP
Richard W. McCullough
Gysle R. Shellum
Barton R. Brookman
Daniel W. Amidon
Lance A. Lauck
Scott Myers
Larry Mazza
James Trimble
Joseph Casabona
David Parke
Kimberly Wakim*
Jeffrey Swoveland
Anthony Crisafio

*	In this case, or other alternate arrangements satisfactory to the Representatives

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EXHIBIT F
FORM OF LOCK-UP AGREEMENT
PETROLEUM DEVELOPMENT CORPORATION
Offering of Convertible Senior Notes due 2016
Dated as of November 18, 2010
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As Representatives of the several
Initial Purchasers
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
This agreement is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”) among Petroleum Development Corporation, a Nevada corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of a group of initial purchasers (the “Initial Purchasers”), and the other parties thereto (if any), relating to a proposed offering of Convertible Senior Notes due 2016 (the “Convertible Notes”) of the Company pursuant to Rule 144A under the Securities Act of 1933, as amended.
In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, and in light of the benefits that the offering of the Convertible Notes will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Initial Purchaser that, during the period beginning on and including the date of the Purchase Agreement through and including the date that is the 90th day after the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s common stock (“Common Stock”) or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. Moreover, if:
(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or
(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.
Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock
(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or as a bona fide gift or gifts to a charity or educational institution, and
(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, acting on behalf of the Initial Purchasers, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to Wells Fargo, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and, in the case of any transfer pursuant to clause (1), that such transfer is being made as a gift or by will or intestacy, as the case may be, and, in the case of any transfer pursuant to clause (2), that such transfer is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be. For purposes of this paragraph, “immediate family” shall mean a spouse, lineal descendent, father, mother, brother or sister of the undersigned.
Furthermore, notwithstanding the foregoing, the undersigned may, without the prior written consent of Wells Fargo, (i) effect the cashless exercise or net share settlement of options to acquire shares of Common Stock outstanding on the date hereof and (ii) transfer to the Company shares of Common Stock for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of restricted stock (so long as the purpose of such transfer is noted on any public report filed with the Securities and Exchange Commission).
The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).
In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the offering of Convertible Notes pursuant to the Purchase Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Purchase Agreement is not executed by the parties thereto prior to January 15, 2011, this agreement shall automatically terminate and become null and void.
The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT G
FORM OF OPINION OF COMPANY COUNSEL
Opinion of Andrews Kurth LLP
(a) None of (i) the execution and delivery of, or the incurrence or performance by the Issuer of its obligations under, each of the Transaction Documents, each in accordance with its terms or (ii) the offering, issuance, sale and delivery of the Firm Securities pursuant to the Purchase Agreement (A) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Applicable Agreement, (C) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America or (iii) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (D) resulted, results or will result in the contravention of any Applicable Order.
(b) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the Issuer of the Transaction Documents or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against the Issuer. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America, pursuant to applicable laws of the State of New York or applicable laws of the United States of America.
(c) The statements under the caption “Description of the Notes” in the Preliminary Offering Memorandum as supplemented by the Pricing Term Sheet and in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.
(d) The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Material United States Federal Income Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
(e) The Indenture constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under applicable laws of the State of New York.
(f) When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Firm Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

(g) The holders of outstanding shares of capital stock of the Issuer are not entitled to any preemptive rights under any Applicable Agreement, to subscribe for the Securities or the shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”) issuable upon the conversion of any of the Securities.
(h) Assuming (i) the accuracy of the representations and warranties of the Issuer set forth in Sections [_____] of the Purchase Agreement, (ii) the due performance by the Issuer and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section [_____] of the Purchase Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities, and (vi) that purchasers to whom the Initial Purchasers initially resell the Securities have been made aware of the information set forth in the Offering Memorandum under the caption “Notice to Investors,” (A) the offer, issue, sale and delivery of the Firm Securities to the Initial Purchasers and the initial resale of the Firm Securities by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum, and the issuance of shares of Common Stock, of the Issuer to holders of the Firm Securities upon conversion thereof in accordance with the terms of the Indenture and the Firm Securities, do not require registration under the Securities Act, and (B) such offer, issue, sale and delivery of the Firm Securities and such initial resale of the Firm Securities do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended, provided, however, that we express no opinion as to any subsequent resale or other transfer of any Security or any shares of Common Stock.
(i) The Issuer is not, and immediately after giving effect to the issuance and sale of the Firm Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Offering Memorandum, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
(j) The statements under the caption “Description of Capital Stock—Purposes and Effects of Certain Provisions of Our Articles of Incorporation and Bylaws—Stockholder Rights Agreement” in the Preliminary Offering Memorandum and the Offering Memorandum, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

In addition, we have participated in conferences with officers and other representatives of the Issuer, the independent registered public accounting firm and the reserve engineers for the Issuer, your counsel and your representatives at which the contents of the Disclosure Package and the Offering Memorandum (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Offering Memorandum (except as and to the extent set forth in paragraphs (c) and (d) above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Issuer), (a) in our opinion, each of the Incorporated Documents, when they were filed with the SEC, appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (b) no facts have come to our attention that have led us to believe that (i) the Disclosure Package (including the Incorporated Documents), as of 8:00 a.m. (Eastern Time) on November 18, 2010 (which you have informed us is a time prior to the time of the first sale of any Securities by any Initial Purchaser), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Offering Memorandum (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included in, or excluded from, the Offering Memorandum or the Disclosure Package, (iii) the oil and gas reserve data included in, or excluded from, the Offering Memorandum or the Disclosure Package and (iv) representations and warranties and other statements of fact included in the exhibits to the Incorporated Documents. Without limiting the foregoing, we call to your attention that (i) the Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act, and (ii) the Offering Memorandum does not contain all information that would be required in a registration statement under the Securities Act.

EXHIBIT H
FORM OF NEVADA COUNSEL OPINION
[Follows]

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EXHIBIT I
SUPPLEMENTAL OFFERING MATERIALS
Investor Roadshow Presentation with respect to the Convertible Notes due 2016 (November 2010)
Issuer Free Writing Prospectus dated and filed on November 17, 2010

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EXHIBIT J
DRILLING PARTNERSHIPS
Ownership of General Partnership Interests and Limited Partnership Interests
[Follows]

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